Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

pursuant to

LEXMARK INTERNATIONAL, INC.
STOCK INCENTIVE PLAN

This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") between Lexmark International, Inc., a Delaware corporation (the "Company"), and the person specified on the signature page hereof (the "Optionee") is entered into as of [Grant Date] pursuant to the Lexmark International, Inc. Stock Incentive Plan, as the same may be amended from time to time (the "Plan").

WHEREAS, the Optionee is regarded as a key employee of the Company or one of the Subsidiaries and the Committee has determined that it would be to the advantage and in the interest of the Company to grant the option provided for herein to the Optionee as an inducement to the Optionee to remain in the service of the Company and the Subsidiaries over the long-term and as an incentive to the Optionee to devote his or her best efforts and dedication to the performance of such services and to maximize shareholder value; and

WHEREAS, the Optionee desires to accept from the Company the grant of the options evidenced hereby on the terms and subject to the conditions herein;

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto hereby covenant and agree as follows:

1.  Grant of Option; Exercise Price.

(a)
Grant of Option; Exercise Price. The Company hereby grants to the Optionee, effective as of [Grant Date] (the "Grant Date") and on the terms and conditions herein, an option (the "Option") to purchase the number of shares (the "Option Shares"), of Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth on the signature page hereof, at an exercise price per Option Share equal to the fair market value on the Grant Date of [Grant Price], which was the closing price of a share of Common Stock on the Grant Date as reported for such day in The Wall Street Journal. The Option is not intended to be an incentive stock option under the United States Internal Revenue Code of 1986, as amended.

(b)
Stock Incentive Plan. This Agreement is subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated in this Agreement by reference. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Optionee hereby acknowledges that a copy of the Plan may be obtained from the Vice President of Human Resources and agrees to comply with and be bound by all of the terms and conditions thereof. Terms used in this Agreement with initial capital letters, but not defined herein, shall have the meanings assigned to them under the Plan.

2.	Vesting; Period of Exercise of Option

(a)
Vesting. Subject to the provisions of Section 4, the Option shall become vested and exercisable in [number of installments] approximately equal installments on each of the first [number of installments] anniversaries of the Grant Date, subject in the case of each such installment to the continuous employment of the Optionee with the Company or a Subsidiary from the date hereof to the applicable anniversary of the Grant Date. Provided, however, if at the time of Optionee's retirement (i) Optionee has 30 years of continuous service, (ii) Optionee is 58 years of age or older and has ten years of continuous service, or (iii) Optionee is 65 years of age or older, and in each case Optionee agrees to the cancellation of any option grant made to him or her within 12 months prior to the date of his or her retirement, then vesting shall continue to occur on this Option for a period of 24 months following the date of his or her retirement (the "Preferential Vesting Period").

(b)
Termination of Employment. If the Optionee's employment with the Company and its Subsidiaries terminates for any reason, other than a termination by the Company or a Subsidiary for Cause (as defined below), any portion of the Option which is not then exercisable or subject to continued vesting during a Preferential Vesting Period shall immediately terminate and be canceled effective upon such termination of employment and the remaining portion of the Option, if any, shall thereafter remain exercisable for the period provided in Section 4. In the event of the termination of the Optionee's employment by the Company or a Subsidiary for Cause, the Option shall immediately terminate and be canceled in full effective upon the date of such termination of employment.

        In accepting this Option, the Optionee acknowledges that the Option has been granted as an incentive to the Optionee to remain employed by the Company or any Subsidiary and to exert his or her best efforts to enhance the value of the Company or any Subsidiary over the long-term. Accordingly, the Optionee agrees that if he or she (a) within 12 months following termination of employment with the Company or any Subsidiary or the end of a Preferential Vesting Period, accepts employment with a competitor of the Company or any Subsidiary or otherwise engages in competition with the Company or any Subsidiary, or (b) within 36 months following termination of employment with the Company or any Subsidiary or the end of a Preferential Vesting Period, directly or indirectly, disrupts, damages, interferes or otherwise acts against the interests of the Company or any Subsidiary, including, but not limited to, recruiting, soliciting or employing, or encouraging or assisting his or her new employer or any other person or entity to recruit, solicit or employ, any employee of the Company or any Subsidiary without the Company’s prior written consent, which may be withheld in its sole discretion, (c) within 36 months following termination of employment with the Company, or any Subsidiary, disparages, criticizes, or otherwise makes derogatory statements regarding the Company or any Subsidiary or their directors, officers or employees, or (d) discloses or otherwise misuses confidential information or material of the Company or any Subsidiary, each of these constituting a harmful action, then (i) any unexercised portion of this Option shall be canceled immediately (unless canceled earlier by operation of another term of this Agreement) and (ii) the Optionee shall immediately repay to the Company an amount equal to the Option gains (represented by the closing market price on the date of exercise over the exercise price, multiplied by the number of options exercised, without regard to any subsequent market price decrease or increase) realized by the Optionee from the exercise of all or a portion of this Option within
18 months preceding the earlier of (w) the commitment of any such harmful action and (x) the Optionee's termination of employment with the Company and its
Subsidiaries; and through the later of (y) 18 months following the commitment of any such harmful action and (z) such period as it takes the Company to discover such harmful action. The Optionee agrees that the Company or any of its Subsidiaries has the right to deduct from any amounts the Company or any of its
Subsidiaries may owe the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Optionee by the Company or any of its Subsidiaries), the amounts the Optionee owes the Company or any of its
Subsidiaries. The Committee shall have the right, in its sole discretion, not to enforce the provisions of this paragraph with respect to the Optionee.

Optionee agrees to be fully liable for any breach of this above described covenant, promise and agreement. Optionee agrees to reimburse the Company for all costs and expenses, including attorneys’ fees, incurred by the Company in enforcing the obligations of Optionee. This entire provision shall survive the termination of the Agreement and, in no manner, shall the remedies described herein be considered as the Company’s exclusive or entire remedy for Optionee’s breach, non-compliance or violation of any other agreement that Optionee may have entered into with the Company.

(c)
Acceleration. The Committee may, in its discretion, accelerate the date or dates as of which all or any portion of the Option shall become vested and exercisable and may establish accelerated times for vesting based upon the attainment of performance goals or such other factors as the Committee may from time to time determine.

(d)
Term of Option Exercise Period. Except to the extent that the Option or any portion thereof shall sooner terminate in accordance with Section 2 or 4 hereof, once any portion of the Option has become vested and exercisable, such portion shall remain exercisable until the end of the day preceding the tenth anniversary of the date hereof (the "Option Period").

3.	Method of Exercise and Payment; Certain Restrictions on Resale.

(a)
Exercise and Payment. Once vested and exercisable, the Option, or any vested portion thereof, may be exercised by the Optionee (or his or her beneficiary or estate) by delivery to the Company on any business day (the "Option Exercise Date") written notice (the "Option Exercise Notice"), in such manner and form as may be required by the Committee, specifying the number of Option Shares the Optionee then desires to purchase and the aggregate exercise price for such Option Shares (the "Option Exercise Price"). The Option Exercise Notice shall be accompanied by payment of the Option Exercise Price and any other amounts required to be paid pursuant to Section 5.

The Optionee may pay the Option Exercise Price by delivering to the Company cash, shares of Qualifying Common Stock (as defined below) already owned by the Optionee or a combination of cash and such shares of Qualifying Common Stock provided that the aggregate Fair Market Value on the Option Exercise Date of the shares of Qualifying Common Stock delivered in payment of any portion of the Option Exercise Price shall be equal to the excess of (x) the Option Exercise Price over (y) the amount of any cash delivered by the Optionee in payment of the Option Exercise Price. For purposes of this Agreement, shares of Common Stock shall constitute Qualifying Common Stock that may be delivered in payment of the Option Exercise Price if such shares (i) are not subject to any outstanding loan or other obligation and are not pledged as collateral with respect to any loan or other obligation, other than any such loan or other obligation extended to the Optionee by the Company or any Subsidiary provided the Committee approves the delivery of such shares to pay the Option Exercise Price, and (ii) either (x) have been owned by the Optionee without certain restrictions for a continuous period of at least six months (or such greater or lesser period as the Committee shall determine) or (y) were purchased by the Optionee on a U.S. national securities exchange.

The Committee may also permit the Optionee to arrange for the payment of all or any portion of the Option Exercise Price and other amounts required to be paid pursuant to Section 5 by directing a securities broker approved for such purpose by the Committee to deliver to the Company, on behalf of the Optionee, the proceeds of the sale on the Option Exercise Date of a number of the Option Shares then being purchased by the Optionee having aggregate sales proceeds on the Exercise Date equal to the sum of all or the applicable portion of the Option Exercise Price and the amounts required to be paid pursuant to Section 5 that the Optionee elects to satisfy by using the proceeds of the sale of the Option Shares (the "Cashless Exercise Procedure").

Within a reasonable period of time after the Option Exercise Date, subject to payment of the Option Exercise Price and any amounts required to be paid by the Optionee pursuant to Section 5, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Optionee's ownership of the Option Shares then being purchased by the Optionee. Upon request, the Company shall deliver to the Optionee a certificate or certificates for the number of Option Shares (reduced, if applicable, by the number of Option Shares sold on the Option Exercise Date pursuant to the Cashless Exercise Procedure) purchased by the Optionee, registered in the name of the Optionee. In the event that the Company or the Committee, in its sole discretion, shall determine that, under applicable U.S. federal or state or non-U.S. securities laws, the transfer of any Option Shares must be subject to restriction, any certificates issued under this Section 3(a) shall bear an appropriate legend restricting the transfer of such Option Shares and appropriate stop transfer instructions shall be delivered to the Company's stock transfer agent.

      (b)     Restrictions on Sale upon Public Offering. The Optionee hereby agrees that, during the 20 day period prior to and the 180 days following the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, with respect to any underwritten public offering of any shares of the Company's capital stock, the Optionee will not effect any public sale or distribution of shares of Common Stock (other than as part of such underwritten public offering).

4.	Termination. The Option (or the indicated portion thereof) shall terminate and be canceled immediately upon the first to occur of any of the following events:

(a)	The date of the expiration of the Option Period.

(b)   The date of the termination of the Optionee's employment with the Company and its Subsidiaries for Cause.

(c)   The date of the termination of the Optionee's employment with the Company and its Subsidiaries for any reason, other than for Cause, with respect to any portion of the Option which is not subject to a Preferential Vesting Period and has not become vested and exercisable in accordance with Section 2 on or prior  to the date of such termination.

(d)   In the case of the Optionee's termination of employment with the Company and its Subsidiaries for any reason other than for Cause or other than by reason if  the
Optionee's Normal Retirement, Early Retirement, Disability or death (as each such term is defined below), or as a result of a reduction in force, cessation of operations, merger, consolidation or the sale or other disposition of the Company or a portion thereof (as set forth below) with respect to any portion of the Option which has become vested and exercisable in accordance with Section 2 on or prior to the date of such termination of employment, the last day of the 90 day period immediately following the date of such termination of employment.

(e)
Subject to Section 4(j), in the case of the Optionee's termination of employment with the Company and its Subsidiaries by reason of the Optionee's Normal Retirement, with respect to any portion of the Option which has become vested and exercisable on or prior to the date of such termination of employment or is subject to a Preferential Vesting Period in accordance with Section 2, the last day of the 36 month period immediately following the date of such termination of employment.

(f)
Subject to Section 4(j), in the case of the Optionee's termination of employment with the Company and its Subsidiaries by reason of the Optionee's Early Retirement, with respect to any portion of the Option which has become vested and exercisable in accordance with Section 2 on or prior to the date of such termination of employment, the last day of the 12 month period immediately following the date of such termination of employment, and with respect to any portion of the Option which is subject to a Preferential Vesting Period, the last day of the 12 month period immediately following the last day of the Preferential Vesting Period.

(g)
Subject to Section 4(j), in the case of the Optionee's termination of employment with the Company and its Subsidiaries as a result of a reduction in force, cessation of operations, merger, consolidation or the sale or other disposition of the stock or all or substantially all of the assets of the Company, a Subsidiary, or any division, business or other unit or function of the Company or any

Subsidiary (which is designated as such by the Vice President of Human Resources), with respect to any portion of the Option which has become vested and exercisable in accordance with Section 2 on or prior to the date of such termination of employment, (i) the last day of the 24 month period immediately following the date of such termination of employment, provided that the Optionee has completed five or more years of continuous service with the Company or any of its
Subsidiaries or (ii) the last day of the 12 month period immediately following the date of such termination of employment, if the Optionee has completed less than five years of continuous service with the Company or any of its Subsidiaries, and with respect to any portion of the Option which is subject to a Preferential
Vesting Period, the last day of the 12 month period immediately following the last day of the Preferential Vesting Period.

(h)
Subject to Section 4(j), in the case of the Optionee's termination of employment with the Company and its Subsidiaries by reason of the Optionee's Disability, with respect to any portion of the Option which has become vested and exercisable in accordance with Section 2 on or prior to the date of such termination of employment, the last day of the 12 month period immediately following the date of such termination of employment, and with respect to any portion of the Option which is subject to a Preferential Vesting Period, the last day of the 12 month period immediately following the last day of the Preferential Vesting Period.

(i)
In the case of the Optionee's termination of employment with the Company and its Subsidiaries by reason of the Optionee's death, with respect to the portion of the Option which has become vested and exercisable in accordance with Section 2 on or prior to the date of such termination of employment, the last day of the 12 month period immediately following the date of such termination of employment, and with respect to any portion of the Option which is subject to a Preferential Vesting Period, the last day of the 12 month period immediately following the last day of the Preferential Vesting Period.

(j)
The last day of the 12 month period immediately following the date of the Optionee's death during any period in which the Optionee was entitled to exercise any portion of the Option pursuant to Section 4(e), 4(f), 4(g) or 4(h), and with respect to any portion of the Option which is subject to a Preferential Vesting Period, the last day of the 12 month period immediately following the last day of the Preferential Vesting Period.

(k)	For purposes of this Agreement, the following terms shall have the following meanings:

"Cause" shall mean (A) the willful failure by the Optionee to perform substantially his or her duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Optionee of such failure, (B) the Optionee's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (C) the Optionee's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (D) the breach by the Optionee of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

"Disability" shall mean a physical or mental disability or infirmity of the Optionee as defined in any disability plan sponsored by the Company or any Subsidiary which employs the Optionee or, if no such plan is sponsored by the Optionee's employer at the relevant time, the Lexmark Long-Term Disability Plan.

"Early Retirement" shall mean the Optionee's retirement (x) at or after reaching age 55 and the completion of ten years continuous service with the Company or any of its Subsidiaries or (y) at or after the completion of 30 years of continuous service regardless of age.

"Normal Retirement" shall mean the Optionee's retirement (x) at or after the later of age 65 and the completion of five years of continuous service with the Company or any of its Subsidiaries or (y) at or after any earlier retirement age agreed to, in writing, by the Company after the date hereof and prior to the Optionee's termination of employment with the Company or any Subsidiary (other than any such termination with the Company or any Subsidiary in connection with the contemporaneous reemployment by another Subsidiary or the Company).

5.
Tax Withholding.   The delivery of any directions to the Company's stock transfer agent or any certificates for shares of Common Stock pursuant to Section 3 shall not be made until the Optionee, or, if applicable, the Optionee's beneficiary or estate, has made appropriate arrangements for the payment to the Company of an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other tax requirements, as determined by the Company. To satisfy the Optionee's applicable withholding and other tax requirements, the Company shall be entitled, in its sole discretion, to withhold Option Shares having a Fair Market Value on the Option Exercise Date equal to the applicable amount of such withholding and other tax requirements, subject to any rules adopted by the Committee or required to ensure compliance with applicable law, including, but not limited to, Section 16(b) of the Securities Exchange Act of 1934, as amended. Any cash payment made pursuant to a Change in Control shall be made net of any amounts required to be withheld or paid with respect thereto (and with respect to any shares of Common Stock delivered contemporaneously therewith) under any applicable U.S. federal, state and local and non-U.S. tax withholding and other tax requirements.

6.
Assignability.  Unless otherwise provided in accordance with the provisions of the Plan, this Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Optionee otherwise than by will or the laws of descent and distribution. The term "Optionee" as used in this Agreement shall include any permitted transferee of the Option.

7.	Adjustment in Capitalization.

  (a)     The aggregate number of shares of Common Stock subject to the Option and the option exercise price and/or exercisability criteria applicable to the Option shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, the Option shall pertain to the securities and other property to which a holder of the number of shares of Common Stock then covered by the
Option would have been entitled to receive in connection with such event.

(b)
Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to the Option as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on exercisability or transfer, as are applicable to the Option with respect to which such shares, cash or other property is received and stock certificate(s) representing or evidencing any shares of stock or other property so received shall be legended as appropriate.

8.
Preemption by Applicable Laws and Regulations.  Notwithstanding anything in the Plan or this Agreement to the contrary, the issuance of shares of Common Stock hereunder shall be subject to compliance with all applicable U.S. federal, state and non-U.S. securities laws. Without limiting the foregoing, if any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Optionee (or the Optionee's beneficiary or estate) to take any action in connection with the issuance of any shares of Common Stock hereunder, the issuance of such shares shall be deferred until such action shall have been taken to the satisfaction of the Company.

9.
Interpretation; Construction.  All of the powers and authority conferred upon the Committee pursuant to any term of the Plan or the Agreement shall be exercised by the Committee, in its sole discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the Agreement shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company or any Subsidiary, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

10.
Amendment. The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Optionee's rights under this Agreement without the Optionee's consent. Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Optionee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof.

   This Agreement may also be amended by a writing signed by both the Company and the Optionee.

11.
No Rights as a Stockholder. The Optionee shall have no voting or other rights as a stockholder of the Company with respect to any Option Shares until the exercise of the Option and the recording of the Optionee's ownership of the Option Shares on the stock transfer records for the Common Stock. No adjustment shall be made for dividends or other rights issued with respect to the Common Stock for which the record date is prior to the recording of such ownership of the Option Shares.

12.	No Guarantee of Employment or Future Incentive Awards. Nothing in the Plan or this Agreement shall be deemed to:

(a)	interfere with or limit in any way the right of the Company or any Subsidiary to terminate Optionee’s employment at any time and for any reason with or without cause;

(b)	confer upon Optionee any right to continue in the employ of the Company or any Subsidiary; and

(c)	provide Optionee the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.

                   13.       Miscellaneous.

  (a)      Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Optionee, as the case may be, at the following addresses or to such other address as the Company or the Optionee, as the case may be, shall specify by notice to the others delivered in accordance with this Section 13(a):
(i)	if to the Company, to it at:

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
Attention: Secretary

(ii)	if to the Optionee, to the Optionee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

   (c)    Waiver. Any party hereto may by written notice to the other party (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

   (d)   Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Optionee without the prior written consent of the other party.

   (e)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction.

   (f)     Jurisdiction. The Optionee hereby irrevocably and unconditionally submits to the jurisdiction and venue of the state courts of the Commonwealth of Kentucky and of the United States District Court of the Eastern District of Kentucky located in Fayette County, Kentucky, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Kentucky state, or to the extent required by law, United
States federal courts located in such jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Optionee further agrees that any action related to, or arising out of, this Agreement shall only be brought by Optionee exclusively in the federal and state courts located in Fayette County, Kentucky. Nothing in this
Agreement shall affect any right that the Company may

 otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

       (g)     Severability. If any provision of this Agreement or the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the Plan, and the Agreement and the Plan shall be construed and enforced as if such provision had not been included.

   (h)     Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

(i)    Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the provisions of Section 409A of the Code and the guidance issued thereunder. Notwithstanding Section 10 hereof, the Company intends to amend this Agreement, and hereby reserves the right to do so without the Optionee’s consent, in the future as required to conform to the provisions of Section 409A of the Code with respect to amounts subject to Section 409A of the Code.

(j)    Section and Other Headings, Etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to "dollars" or "$" are to United States dollars.

(k)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall    constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

    LEXMARK INTERNATIONAL, INC.

    By:

    Name: Jeri Stromquist
    Title: Vice President of Human Resources

    OPTIONEE:

    By: _____________________________________
    (sign your name and date)

Name:
ID#:

    Address of the Optionee:

_______________________________
Beneficiary Name

Number of shares of Common Stock subject to the Option: